                                                                     EXHIBIT 4.6

                                                               EXECUTION VERSION

                   NISSAN WHOLESALE RECEIVABLES CORPORATION II

                                   TRANSFEROR

                            WILMINGTON TRUST COMPANY

                                  OWNER TRUSTEE

                      AMENDED AND RESTATED TRUST AGREEMENT

                          DATED AS OF OCTOBER 15, 2003

                      NISSAN MASTER OWNER TRUST RECEIVABLES

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS...............................................................................     1
         Section 1.01          Definitions......................................................................     1
         Section 1.02          Other Definitional Provisions....................................................     2
ARTICLE II            ORGANIZATION..............................................................................     2
         Section 2.01          Name.............................................................................     2
         Section 2.02          Office...........................................................................     3
         Section 2.03          Purpose and Powers...............................................................     3
         Section 2.04          Appointment of Owner Trustee.....................................................     4
         Section 2.05          Initial Capital Contribution of Trust Assets.....................................     4
         Section 2.06          Declaration of Trust.............................................................     4
         Section 2.07          Title to Trust Property..........................................................     4
         Section 2.08          Situs of Trust...................................................................     5
         Section 2.09          Representations and Warranties of Transferor.....................................     5
         Section 2.10          Liability of Certificateholders..................................................     6
         Section 2.11          Tax Status.......................................................................     6
ARTICLE III           CERTIFICATES..............................................................................     7
         Section 3.01          Initial Ownership................................................................     7
         Section 3.02          Form of Certificates.............................................................     7
         Section 3.03          Authentication of Certificates...................................................     7
         Section 3.04          Restrictions on Transfer.........................................................     7
         Section 3.05          Mutilated, Destroyed, Lost or Stolen Certificate.................................     8
         Section 3.06          Issuance of New Certificates.....................................................     8
ARTICLE IV            ACTIONS BY OWNER TRUSTEE..................................................................     9
         Section 4.01          Prior Notice to Transferor with Respect to Certain Matters.......................     9
         Section 4.02          Restrictions on Power............................................................    10
ARTICLE V             AUTHORITY AND DUTIES OF OWNER TRUSTEE.....................................................    10
         Section 5.01          General Authority................................................................    10
         Section 5.02          General Duties...................................................................    11
         Section 5.03          Action Upon Instruction..........................................................    11
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                                TABLE OF CONTENTS
                                   (Continued)

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         Section 5.04          No Duties Except as Specified in this Agreement or in Instructions...............    12
         Section 5.05          No Action Except Under Specified Documents or Instructions.......................    12
         Section 5.06          Restrictions.....................................................................    12
ARTICLE VI            CONCERNING THE OWNER TRUSTEE..............................................................    13
         Section 6.01          Acceptance of Trusts and Duties..................................................    13
         Section 6.02          Furnishing of Documents..........................................................    14
         Section 6.03          Representations and Warranties...................................................    14
         Section 6.04          Reliance; Advice of Counsel......................................................    15
         Section 6.05          Not Acting in Individual Capacity................................................    15
         Section 6.06          Owner Trustee Not Liable for Certificates, Notes or Receivables..................    16
         Section 6.07          Owner Trustee May Own Notes......................................................    16
ARTICLE VII           COMPENSATION AND INDEMNITY OF OWNER TRUSTEE...............................................    16
         Section 7.01          Owner Trustee's Fees and Expenses................................................    16
         Section 7.02          Indemnification..................................................................    17
         Section 7.03          Payments to the Owner Trustee....................................................    17
ARTICLE VIII          TERMINATION OF AGREEMENT..................................................................    17
         Section 8.01          Termination of Agreement.........................................................    17
ARTICLE IX            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES....................................    18
         Section 9.01          Eligibility Requirements for Owner Trustee.......................................    18
         Section 9.02          Resignation or Removal of Owner Trustee..........................................    18
         Section 9.03          Successor Owner Trustee..........................................................    19
         Section 9.04          Merger or Consolidation of Owner Trustee.........................................    19
         Section 9.05          Appointment of Co-Trustee or Separate Trustee....................................    20
         Section 9.06          Compliance with Delaware Statutory Trust Act.....................................    21
ARTICLE X             MISCELLANEOUS.............................................................................    21
         Section 10.01         Supplements and Amendments.......................................................    21
         Section 10.02         No Legal Title to Trust Assets in Certificateholders.............................    22
         Section 10.03         Limitations on Rights of Others..................................................    23
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                                TABLE OF CONTENTS
                                   (Continued)

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         Section 10.04         Notices..........................................................................    23
         Section 10.05         Severability.....................................................................    23
         Section 10.06         Separate Counterparts............................................................    23
         Section 10.07         Successors and Assigns...........................................................    23
         Section 10.08         Nonpetition......................................................................    24
         Section 10.09         No Recourse......................................................................    24
         Section 10.10         Headings.........................................................................    24
         Section 10.11         Governing Law....................................................................    24
         Section 10.12         Transferor Payment Obligation....................................................    24
         Section 10.13         Acceptance of Terms of Agreement.................................................    24
         Section 10.14         Integration of Documents.........................................................    25
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                                     -iii-

         AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 15, 2003 (as modified, supplemented or amended from time to time, this "Agreement"), by and between NISSAN WHOLESALE RECEIVABLES CORPORATION II ("NWRC II"), a Delaware corporation, as Transferor ("Transferor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee ("Owner Trustee"), amending and restating in its entirety the Trust Agreement (the "Amended Agreement"), dated as of July 24, 2003 (the "Initial Closing Date"), between the same parties, which amended and restated in its entirety the Trust Agreement, dated as of May 13, 2003 (the "Original Trust Agreement"), between the same parties.

                                     RECITAL

         The Transferor and the Owner Trustee are party to the Amended Agreement. The Transferor and the Owner Trustee desire to amend certain provisions of the Amended Agreement and for ease of convenience and reference desire to amend and restate the Amended Agreement in its entirety.

         The parties to this Agreement, by executing and delivering the Amended Agreement, created Nissan Master Owner Trust Receivables ("NMOTR") and provided for, among other things, the issuance of the Certificates. It is the intent of the parties that this Agreement shall not cause a novation of the rights and obligations of the parties under the Amended Agreement.

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

                             STATEMENT OF AGREEMENT

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01 DEFINITIONS

         Whenever used in this Agreement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         "Corporate Trust Office" means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890; or such other address as the Owner Trustee may designate by notice to the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Transferor).

         "Expenses" has the meaning specified in Section 7.02.

         "Indemnified Parties" has the meaning specified in Section 7.02.

         "Original Trust Agreement" has the meaning assigned to such term in the introductory paragraph to this Agreement.

         "Statutory Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq.

         Section 1.02 OTHER DEFINITIONAL PROVISIONS.

         (a) All terms used herein and not otherwise defined herein have meanings ascribed to them in the Annex of Definitions and, with respect to any Series, the related Indenture Supplement and any related Annex of Definitions thereto.

         (b) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document control.

         (d) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

         (e) Unless otherwise specified, references to any dollar amount on any particular date means such amount at the close of business on such day.

         (f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II
                                  ORGANIZATION

         Section 2.01 NAME.

         A Delaware statutory trust known as "Nissan Master Owner Trust Receivables," referred to herein as the Issuer, was formed in accordance with the provisions of the Statutory Trust Statute pursuant to the Original Trust Agreement. Under the Original Trust Agreement, the Owner Trustee was, and under this Agreement the Owner Trustee hereby continues to be, authorized and vested with the power and authority to make and execute contracts, instruments,

                                       2
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certificates, agreements and other writings on behalf of the Issuer as set forth herein and to sue and be sued on behalf of the Issuer.

         Section 2.02 OFFICE.

         The office of the Issuer will be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Indenture Trustee and the Transferor.

         Section 2.03 PURPOSE AND POWERS.

         (a) The purpose of the Issuer is, and the Issuer has the power and authority, to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture (and the related Indenture Supplement) and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates upon the written order of the Transferor;

                  (ii) to pay for, or reimburse the Transferor for, any organizational, start-up and transactional expenses of the Issuer, to acquire the Receivables (and other Trust Assets) pursuant to the Transfer and Servicing Agreement;

                  (iii) to assign, grant, pledge and mortgage the Trust Assets pursuant to the Indenture and to hold, manage and distribute to the Certificateholders or the Noteholders pursuant to the terms of this Agreement and the Transaction Documents any portion of the Trust Assets released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Transaction Documents, to engage in such other activities as are required in connection with conservation of the Trust Assets and the making of payments to the Noteholders and distributions to the Certificateholders.

         (b) The Issuer may, from time to time, if so directed by the Transferor, as provided in Section 5.08 of the Transfer and Servicing Agreement, enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to Certificateholders from U.S. dollars to Japanese yen; provided, that
(1) at the time the Issuer enters into the Swap Agreement, the Rating Agency Condition shall be satisfied, and (2) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that are otherwise payable to the Certificateholders. If the Transferor notifies the Administrator with respect to the Issuer's election to enter into such a Swap Agreement, the Administrator will prepare all necessary and appropriate documentation and take all of the necessary and appropriate actions to cause the

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Issuer to enter into such a Swap Agreement. Any payments received by the Issuer from the Swap Counterparty under such a Swap Agreement shall not be deposited in the Collection Account and shall be paid by the Indenture Trustee directly to or to the order of the Certificateholders on the related Payment Date.

         (c) The Issuer may not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Transaction Documents.

         Section 2.04 APPOINTMENT OF OWNER TRUSTEE.

         The Transferor (and each other Certificateholder by its acceptance of a Certificate or any beneficial interest therein) hereby appoints the Owner Trustee as trustee of the Issuer, to have all the rights, powers and duties set forth herein.

         Section 2.05 INITIAL CAPITAL CONTRIBUTION OF TRUST ASSETS.

         The Transferor hereby assigns, transfers, conveys and sets over to the Owner Trustee, as of the Initial Closing Date, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of the Initial Closing Date, of the foregoing contribution, which constitutes the initial Trust Assets and will be held by the Owner Trustee as specified herein. Pursuant to the Transfer and Servicing Agreement, the Transferor will from time to time transfer to the Issuer Receivables and other Trust Assets, all of which will constitute Trust Assets and will be held by the Owner Trustee as specified herein. The Transferor will pay organizational expenses of the Issuer as they may arise or will, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.06 DECLARATION OF TRUST.

         The Owner Trustee hereby declares that it will hold the Trust Assets, and in the event the Issuer enters into a currency Swap Agreement at the direction of the Transferor pursuant to Section 5.08 of the Transfer and Servicing Agreement, any such Swap Agreement and payments made by any such Swap Counterparty, in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Transaction Documents to which it is a party. It is the intention of the parties hereto that (i) the Issuer constitute a statutory trust under the laws of the State of Delaware and that this Agreement constitute the governing instrument of such statutory trust and (ii) except as set forth in
Section 2.11, for income and franchise tax purposes, the Issuer will be treated as a security device and disregarded as an entity and its assets treated as owned in whole by the Certificateholder(s). The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date of the Original Trust Agreement, the Owner Trustee has all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Issuer. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of Delaware.

         Section 2.07 TITLE TO TRUST PROPERTY.

         Legal title to all Trust Assets will be vested at all times in the Issuer as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust

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Assets to be vested in a trustee or trustees, in which case it will be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         Section 2.08 SITUS OF TRUST.

         The Issuer will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer will be located in the State of Delaware or the State of New York. The Issuer will not have any employees in any state other than Delaware; provided, however, that nothing herein will restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Issuer only in Delaware or New York, and payments will be made by the Issuer only from Delaware or New York. The only office of the Issuer will be at the Corporate Trust Office in Delaware.

         Section 2.09 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.

         The Transferor hereby represents and warrants to the Owner Trustee that:

         (a) The Transferor is a Delaware corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement, the other Transaction Documents and any other document related hereto or thereto to which it is a party and to perform its obligations as contemplated hereby and thereby.

         (b) The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction where failure to so qualify or to obtain such licenses and approvals would have a Significant Adverse Effect on its ability to perform its obligations under this Agreement or any other document related hereto to which the Transferor is a party.

         (c) The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement and in the other Transaction Documents to which the Transferor is a party have been duly authorized by the Transferor by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Transferor is a party will remain, from the time of its execution, an official record of the Transferor; the Transferor has the power and authority to assign the property to be assigned to and deposited with the Issuer pursuant to Section
2.05 of this Agreement and Section 2.01 of the Transfer and Servicing Agreement.

         (d) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a Significant Adverse Effect on the Transferor's ability to perform its obligations under this Agreement).

         (e) The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

         (f) There are no proceedings pending or, to the best knowledge of the Transferor, proceedings threatened or investigations pending or threatened against the Transferor before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Transferor (i) asserting the invalidity of any of the Transaction Documents to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Transferor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under the Transaction Documents to which the Transferor is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Transaction Documents to which the Transferor is a party.

         (g) This Agreement and the other Transaction Documents to which the Transferor is a party constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof or thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         Section 2.10 LIABILITY OF CERTIFICATEHOLDERS.

         The holders of the Certificates and any Supplemental Certificates will not be personally liable for the debts or other obligations of the Issuer except to the extent provided otherwise in the Transaction Documents.

         Section 2.11 TAX STATUS.

         It is the intent of the Transferor, Owner Trustee and each Certificateholder that, for purposes of United States federal, state and local income tax, any state single business tax and any other income taxes, the Issuer will be treated as a division or branch of the Person holding the beneficial ownership interests in the Issuer for any period during which the beneficial interests of the Issuer are held by one Person, and will be treated as a partnership (and not as an association or publicly traded partnership taxable as a corporation), and Certificateholders will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Issuer are held by more than one Person. For any such period during which the beneficial ownership interests in the Issuer are held by more than one Person, each Certificateholder, by acceptance of a Certificate or any beneficial interest therein, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates as partnership interests in the Issuer for tax purposes.

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

                                  ARTICLE III
                                  CERTIFICATES

         Section 3.01 INITIAL OWNERSHIP.

         Upon the formation of the Issuer by the contribution pursuant to
Section 2.05, the Transferor will be the sole beneficial owner of the Issuer.

         Section 3.02 FORM OF CERTIFICATES.

         (a) Subject to Section 5.06, any Certificateholder may elect at any time, by written notice to the Owner Trustee, to have its interest in the Transferor Interest be (i) an uncertificated interest or (ii) evidenced by a certificate. The Certificate, if certificated, will be issued in registered form, substantially in the form of Exhibit A, and will, upon issue, be executed by the Owner Trustee on behalf of the Issuer and authenticated by the Owner Trustee for delivery as provided in Section 3.03. If any Certificateholder elects to have its interest in the Transferor Interest be uncertificated, it will deliver to the Owner Trustee for cancellation any Certificate or Supplemental Certificate, as the case may be, previously issued and the Owner Trustee will make appropriate entries in its books and records to evidence such uncertificated interest in the Transferor Interest. The Owner Trustee will keep with the books and records of the Issuer a register, in book-entry form, of each Person owning any uncertificated interest in the Transferor Interest. The Certificate, if in certificated form, will be a single certificate that initially represents the entire Transferor Interest.

         (b) The Certificates will be executed by manual or facsimile signature of the Owner Trustee. The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Issuer, will, when duly authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

         Section 3.03 AUTHENTICATION OF CERTIFICATES.

         On the first Series Issuance Date, the Owner Trustee authenticated and delivered the Certificate[s], upon the written order of the Transferor, signed by its chairman of the board, its president, any vice president, secretary, any assistant treasurer or any authorized signer. No Certificate, if certificated, will be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Owner Trustee by the manual signature of a duly authorized signer, and such certificate upon any Certificate will be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Each Certificate will be dated the date of its authentication.

         Section 3.04 RESTRICTIONS ON TRANSFER.

         To the fullest extent permitted by applicable law, the Certificates (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of to any

Person; provided, however, that a Certificate (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if the transferor thereof has provided the Owner Trustee and the Indenture Trustee with a Required Federal Income Tax Opinion relating to such sale, transfer, assignment, participation, pledge or other disposition.

         Section 3.05 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATE.

         If (a) any mutilated Certificate is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Owner Trustee such security or indemnity as it may require to hold it harmless, then, in the absence of notice to the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Issuer will execute, and the Owner Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor (including the same date of issuance) and denomination. In connection with the issuance of any replacement Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate will constitute complete and indefeasible evidence of an ownership interest in the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate is found at any time.

         Section 3.06 ISSUANCE OF NEW CERTIFICATES.

         (a) Any Certificateholder may surrender its certificated or uncertificated Certificate to the Owner Trustee in exchange for a newly issued certificated or uncertificated Certificate and a second certificated or uncertificated interest in the Transferor Interest (a "Supplemental Certificate"), the terms of which will be defined in a supplement (a "Certificate Supplement") to this Agreement (which Certificate Supplement will be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of such Certificateholder; provided, however, notwithstanding anything contained herein, any exchange of a certificated Certificate for an uncertificated Certificate or an uncertificated Certificate for a certificated Certificate by the Holder of such Certificate will not be subject to the conditions set forth in clauses (i) through (vi) below. Except as set forth in the proviso to the immediately preceding sentence, the issuance of any such Supplemental Certificate will be subject to satisfaction of the following conditions:

                  (i) on or before the fifth day immediately preceding such issuance, the applicable Certificateholder shall have given the Owner Trustee, the Servicer, the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such Certificate surrender and exchange;

                  (ii) the applicable Certificateholder shall have delivered to the Owner Trustee and the Indenture Trustee any related Certificate Supplement in form satisfactory to the Owner Trustee and the Indenture Trustee, executed by the Transferor;

                  (iii) such issuance will not result in any Significant Adverse Effect and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate, dated the date of such surrender and exchange, to the effect that the Transferor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have a Significant Adverse Effect;

                  (iv) the Transferor shall have delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Required Federal Income Tax Opinion, dated the date of such surrender and exchange with respect to such surrender and exchange; and

                  (v) the Adjusted Pool Balance as of the date of such issuance is greater than the Required Participation Amount as of the date of such issuance after giving effect to such surrender and exchange.

         (b) Any Supplemental Certificate held by any Person may be transferred or exchanged only upon the delivery to the Trustee of a Required Federal Income Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

         Section 3.07 ALLOCATIONS TO TRANSFEROR INTEREST.

         (a) Taken together, the Certificates represent the beneficial ownership interest in the Trust Assets not allocated pursuant to the Transaction Documents to the Noteholders, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the holders of the Transferor Interest subject to the lien of the Indenture; provided, however, that the Certificates will represent a beneficial interest in the Collection Account, the Excess Funding Account or any Series Account, subject to the lien of the Indenture Trustee and only as specifically provided in the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement.

         (b) On each Payment Date, the holders of the Transferor Interest shall pay to the Servicer a portion of the Servicing Fee equal to the Servicing Fee minus the aggregate of the Monthly Servicing Fees for all Outstanding Series, as specified in the related Indenture Supplements, and in no event will the holders of the Transferor Interest be liable for the Monthly Servicing Fee with respect to any Series.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

         Section 4.01 PRIOR NOTICE TO TRANSFEROR WITH RESPECT TO CERTAIN
                      MATTERS.

         With respect to the following matters, unless otherwise instructed by the Certificateholders, the Owner Trustee will not take action unless at least thirty (30) days before the taking of such action the Owner Trustee has given notice to the Certificateholders of:

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

         (a) the initiation of any claim or lawsuit by the Issuer or the Owner Trustee (other than an action to collect on the Trust Assets) and the settlement of any action, claim or lawsuit brought by or against the Issuer or the Owner Trustee (other than an action to collect on the Trust Assets);

         (b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of any Certificateholder;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of any Certificateholder; or

         (f) the appointment pursuant to the Indenture of a replacement or successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar, Administrator or Indenture Trustee of its obligations under the Indenture.

         Section 4.02 RESTRICTIONS ON POWER.

         The Owner Trustee will not be required to take or refrain from taking any action if such action or inaction is contrary to any obligation of the Owner Trustee under any of the Transaction Documents or contrary to Section 2.03.

                                   ARTICLE V
                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 5.01 GENERAL AUTHORITY.

         The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer the Transaction Documents and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Owner Trustee is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Transaction Documents shall require or the Transferor approves as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but is not obligated, to take all actions required of the Owner Trustee pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Issuer as is permitted by this Agreement and the other Transaction Documents and which the Transferor or the Administrator directs in writing with respect to the Transaction Documents.

         Section 5.02 GENERAL DUTIES.

         Subject to Section 4.01 hereof, it is the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents to which the Issuer is a party and to administer the Issuer in the interest of the Certificateholders, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding anything else to the contrary in this Agreement, the Owner Trustee will be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Issuer hereunder or under any other Transaction Document, and the Owner Trustee will not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Transaction Documents, the Owner Trustee has no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

         Section 5.03 ACTION UPON INSTRUCTION.

         (a) The Certificateholders may by written instruction direct the Owner Trustee in the management of the Issuer and otherwise hereunder in connection with the Issuer.

         (b) The Owner Trustee will not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee reasonably determines, or is advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Transaction Document, the Owner Trustee will promptly give notice (in such form as is appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee will not be liable on account of such action to any Person. If the Owner Trustee does not receive appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not in violation of this Agreement or the other Transaction Documents, as it deems to be in the best interest of the Certificateholders, and will have no liability to any Person for such action or inaction.

         (d) If the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as is appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner

Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee will not be liable, on account of such action or inaction, to any Person. If the Owner Trustee does not receive appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but will be under no duty to, take or refrain from taking such action, not in violation of this Agreement or the other Transaction Documents, as it deems to be in the best interests of the Certificateholders, and will have no liability to any Person for such action or inaction.

         Section 5.04 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN
                      INSTRUCTIONS.

         The Owner Trustee has no duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Issuer or the Trust Assets, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations are to be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee has no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record this Agreement or any other Transaction Document. The Owner Trustee nevertheless agrees that it will (or will cause the Trust Company to), at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Assets that result from actions by, or claims against, the Owner Trustee or the Trust Company that are not related to the ownership or the administration of the Trust Assets or the transactions contemplated hereby or by the other Transaction Documents.

         Section 5.05 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR
                      INSTRUCTIONS.

         The Owner Trustee may not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Assets except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the other Transaction Documents to which the Issuer or the Owner Trustee is a party and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03. The Certificateholders may not direct the Owner Trustee to take any action that would violate the provisions of this Section 5.05.

         Section 5.06 RESTRICTIONS.

         The Owner Trustee may not take any action (i) that would violate the purposes of the Issuer set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would (x) result in the Issuer becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes or (y) affect the treatment of the Notes as indebtedness for federal or state income tax purposes. The Certificateholders may not direct the Owner Trustee to take any action that would violate the provisions of this Section 5.06.

                                   ARTICLE VI
                          CONCERNING THE OWNER TRUSTEE

         Section 6.01 ACCEPTANCE OF TRUSTS AND DUTIES.

         The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Assets upon the terms of this Agreement and the other Transaction Documents. The Owner Trustee will not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) except with respect to a claim based on the failure of the Owner Trustee to perform its duties under this Trust Agreement or based on the Owner Trustee's willful misconduct, bad faith or negligence, the Owner Trustee will not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

         (b) the Owner Trustee will not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Certificateholders;

         (c) no provision of this Agreement or any other Transaction Document will require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Transaction Document, if the Owner Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances will the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

         (e) the Owner Trustee will not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Assets or for or in respect of the validity or sufficiency of the Transaction Documents, other than the genuineness of the signature and countersignature of the Owner Trustee on the certificate of authentication on the Certificates, and the Owner Trustee will in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

         (f) the Owner Trustee will not be liable for the default or misconduct of the Transferor, the Servicer, the Administrator or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Owner Trustee will have no obligation or liability to perform the obligations of the Owner Trustee hereunder or under the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the

Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement;

         (g) the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or any other Transaction Document is not to be construed as a duty, and the Owner Trustee will not be answerable for, other than its negligence or willful misconduct in the performance of, any such act; and

         (h) notwithstanding anything contained herein to the contrary, the Owner Trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action (i) requires the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) results in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subjects the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee will be entitled to obtain advice of counsel (which advice will be an expense of the Certificateholders) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i),
(ii) and (iii) of the preceding sentence. If said counsel advises the Owner Trustee that such action will result in such consequences, the Certificateholders will appoint an additional trustee pursuant to Section 9.05 hereof to proceed with such action.

         Section 6.02 FURNISHING OF DOCUMENTS.

         The Owner Trustee will furnish to the Certificateholders and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

         Section 6.03 REPRESENTATIONS AND WARRANTIES.

         The Owner Trustee hereby represents and warrants to the Certificateholders that:

         (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

         (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         (d) This Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof or thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         Section 6.04 RELIANCE; ADVICE OF COUNSEL.

         (a) The Owner Trustee may rely upon, will be protected in relying upon and will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee will not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys are selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Transaction Document.

         Section 6.05 NOT ACTING IN INDIVIDUAL CAPACITY.

         Except as expressly provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document may look only to the Trust Assets for payment or satisfaction thereof.

         Section 6.06 OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES, NOTES OR
                      RECEIVABLES.

         The recitals contained herein and in the Certificates (other than the genuineness of the signature and countersignature of the Owner Trustee on the Certificates and its representations and warranties in Section 6.03) will be taken as the statements of the Transferor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Certificates (other than the genuineness of the signature and countersignature of the Owner Trustee on the Certificates), the Notes, or of any Receivable or related documents. The Owner Trustee will at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Receivables or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Assets or its ability to generate the payments to be distributed to the Noteholders under the Indenture (and the related Indenture Supplement), including, without limitation, the existence, condition and ownership of the Receivables; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Issuer or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by the Transferor with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

         Section 6.07 OWNER TRUSTEE MAY OWN NOTES.

         The Owner Trustee in its individual or any other capacity (but not in its fiduciary capacity) may become the owner or pledgee of Notes and may deal with the Transferor, the Administrator, the Servicer and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VII
                   COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

         Section 7.01 OWNER TRUSTEE'S FEES AND EXPENSES.

         The Owner Trustee will receive as compensation for its services hereunder such fees as have been separately agreed upon between the Transferor and the Owner Trustee, and the Owner Trustee will be entitled to be reimbursed by the Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee's right to enforce such obligation is subject to the provisions of Section 10.08. Such amounts will be treated for tax purposes as having been contributed to the Issuer by the Transferor and the tax deduction for such amounts will be allocated to the Transferor.

         Section 7.02 INDEMNIFICATION.

         The Transferor will be liable as primary obligor for, and will indemnify the Trust Company and its successors, assigns, agents, employees and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement or the other Transaction Documents, the Trust Assets, the acceptance and administration of the Trust Assets or the action or inaction of the Owner Trustee hereunder; provided that the Transferor will not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, (ii) the inaccuracy of any representation or warranty contained in Section 6.03 made by the Indemnified Party or (iii) taxes imposed on the Trust Company in connection with the fees earned by the Owner Trustee pursuant to this Agreement. An Indemnified Party's right to enforce such obligation is subject to the provisions of Section 10.08. The indemnities contained in this Section will survive the resignation or removal of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity is sought pursuant to this Section, the Owner Trustee's choice of legal counsel will be subject to the approval of the Transferor, which approval may not be unreasonably withheld.

         Section 7.03 PAYMENTS TO THE OWNER TRUSTEE.

         Any amounts paid to the Owner Trustee pursuant to this Article VII will be deemed not to be a part of the Trust Assets immediately after such payment.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

         Section 8.01 TERMINATION OF AGREEMENT.

         The legal existence of the Issuer will terminate upon the earlier of
(i) the fifteen (15) year anniversary of the first Series Issuance Date unless the Servicer and the holders of the Transferor Interest notify the Indenture Trustee (a) that such date has been extended and (b) the date to which such extension has been made and (ii) the day following the day on which the right of all Series of Notes to receive payments from the Trust Assets has terminated unless the Servicer and the holders of the Transferor Interest instruct the Indenture Trustee otherwise (the "Trust Termination Date"). Any money or other property held as part of the Trust Assets following such termination (and following the distribution of all amounts to which the Noteholders and Series Enhancers are entitled) will be distributed to the Certificateholders in accordance with their respective interests in the Transferor Interest. The bankruptcy, liquidation, dissolution, termination, death or incapacity of any Certificateholder will not (1) operate to terminate this Agreement or the legal existence of the Issuer or (2) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Assets or (3) otherwise affect the rights, obligations and liabilities of the parties hereto. Upon dissolution of the Issuer, the

Owner Trustee will wind up the business and affairs of the Issuer as required by
Section 3808 of the Delaware Statutory Trust Act.

         Except as provided in this Section 8.01, neither the Transferor nor any Certificateholder will be entitled to revoke or terminate the legal existence of the Issuer or this Agreement.

         Upon the winding up of the Issuer, this Agreement (other than Article
VII) will terminate.

                                   ARTICLE IX
             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 9.01 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE.

         The Owner Trustee shall at all times be an entity (i) having a combined capital and surplus of at least $50,000,000, (ii) having its long-term unsecured debt rated at least Baa3 by Moody's and BBB- by Standard & Poor's, or such other ratings as shall be reasonably satisfactory to the Rating Agencies, (iii) be subject to supervision or examination by federal or state authorities and (iv) authorized to exercise trust powers in the State of Delaware. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.01, the combined capital and surplus of such corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee ceases to be eligible in accordance with the provisions of this Section, the Owner Trustee will resign immediately in the manner and with the effect specified in Section 9.02.

         Section 9.02 RESIGNATION OR REMOVAL OF OWNER TRUSTEE.

         (a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator will promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee has been appointed and accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or petition for the appointment of any such successor will in no event relieve the resigning Owner Trustee from any obligations imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

         (b) If at any time the Owner Trustee ceases to be eligible in accordance with the provisions of Section 9.01, or if the Owner Trustee resigns pursuant to this Section 9.02, or if the Owner Trustee fails to resign after written request therefor by the Administrator, or if at any time the Owner Trustee is legally unable to act, or is adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property is appointed, or any public officer takes charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may, but will not be required to, remove the Owner Trustee. If the Administrator removes the Owner Trustee under the authority of the immediately preceding sentence, the Administrator will promptly (i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument will be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all fees owed to the outgoing Owner Trustee.

         (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section will not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator will provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         Section 9.03 SUCCESSOR OWNER TRUSTEE.

         (a) Any successor Owner Trustee appointed pursuant to Section 9.02 will execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Owner Trustee becoming effective pursuant to Section 9.02, such successor Owner Trustee, without any further act, deed or conveyance, will become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee will, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee will execute and deliver such instruments and do such other things as are reasonably required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         (b) No successor Owner Trustee may accept appointment as provided in this Section, unless at the time of such acceptance such successor Owner Trustee is eligible pursuant to Section 9.01.

         (c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator will provide notice of such acceptance of appointment including the name of such successor Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator fails to provide such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee will cause such notice to be provided at the expense of the Administrator.

         Section 9.04 MERGER OR CONSOLIDATION OF OWNER TRUSTEE.

         Notwithstanding anything herein to the contrary, any corporation into which the Owner Trustee is merged or converted or with which it is consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, will be the successor of the Owner Trustee hereunder without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided that such corporation is required to meet the eligibility requirements set forth in Section 9.01; and provided, further, that the Owner Trustee (i) provide notice of such merger or consolidation to each Rating Agency not less than fifteen (15) days prior to the effective date thereof and (ii) file an amendment to the Certificate of Trust.

         Section 9.05 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located, the Administrator and the Owner Trustee acting jointly will have the power and will execute and deliver all instruments to appoint one or more Persons approved by each of the Administrator and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person, in such capacity, such title to the Trust Assets, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator has not joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone will have the power to make such appointment. No co-trustee or separate trustee under this Agreement will be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee will be required pursuant to Section 9.03.

         Each separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee will be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement will be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co- trustee.

         Any notice, request or other writing given to the Owner Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee will refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument will be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.06 COMPLIANCE WITH DELAWARE STATUTORY TRUST ACT.

         Notwithstanding anything herein to the contrary, the Issuer will at all times have at least one trustee that meets the requirements of Section 3807(a) of the Delaware Statutory Trust Act.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01 SUPPLEMENTS AND AMENDMENTS.

         (a) This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with prior notice to each Rating Agency and (if such amendment is material) upon satisfaction of the Rating Agency Condition, and with the written consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such amendment:

                  (i) may not, as evidenced by an Officers' Certificate of the Transferor addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder or any Certificateholder; and

                  (ii) may not, as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Issuer to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes or affect the treatment of the Notes as indebtedness for federal or state income tax purposes.

         (b) Additionally, notwithstanding Section 10.01(a), this Agreement will be amended by the Transferor and the Owner Trustee with prior notice to each Rating Agency, but without the consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer (1) to qualify as, and to permit an election to be made to cause the Issuer to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (2) to avoid the imposition of state or local income or franchise taxes imposed on the Issuer's property or its income; provided, however, that:

                  (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officers' Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection;

                  (ii)     the Rating Agency Condition has been satisfied; and

                  (iii) such amendment does not affect the rights, duties or obligations of the Owner Trustee hereunder.

         (c) This Agreement may also be amended from time to time by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with prior notice to the Rating Agencies and (if such amendment is material) upon satisfaction of the Rating Agency Condition, and with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than a majority of the Outstanding Principal Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that without the consent of all Noteholders, no such amendment may:

                  (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders; or

                  (ii) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes, the Holders of which are required to consent to any such amendment; and

provided, further, any such amendment will be subject to delivery to the Indenture Trustee of a Required Federal Income Tax Opinion.

         (d) Promptly after the execution of any such amendment or consent, the Transferor will furnish written notification of the substance of such amendment or consent to the Indenture Trustee. To the extent Noteholder consent is required by this Section, the Noteholders must consent to and approve the substance of all such proposed amendments and consents, but they need not consent to and approve the particular form of such amendment or consent. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee will cause the filing of such amendment with the Secretary of State.

         (e) The Owner Trustee is entitled to receive, and will be fully protected in relying upon, an Officer's Certificate of the Transferor or the Administrator to the effect that the conditions to such amendment have been satisfied. The Owner Trustee may, but is not obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 10.02 NO LEGAL TITLE TO TRUST ASSETS IN CERTIFICATEHOLDERS.

         The Certificateholders do not have legal title to any part of the Trust Assets. No transfer, by operation of law or otherwise, of any right, title, and interest of any Certificateholder to and in its beneficial ownership interest in the Trust Assets will operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Assets.

         Section 10.03 LIMITATIONS ON RIGHTS OF OTHERS.

         The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, is to be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Assets or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 10.04 NOTICES.

         Unless otherwise expressly specified or permitted by the terms hereof, all notices must be in writing and will be sufficiently given if delivered in person or by overnight courier service at, or sent by facsimile transmission or other electronic transmission, followed by first class mail, to (i) in the case of the Owner Trustee at its corporate trust office, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Nissan Master Owner Trust Receivables (facsimile: (302) 636-4140);
(ii) in the case of the Transferor, 990 West 190th Street, Torrance, California 90502 Attention: Treasurer (facsimile: (310) 324-2542), (iii) in the case of the Indenture Trustee at its Corporate Trust Office, Attention: (facsimile: (212) 623-5932), or as to each party, at such other address as may be designated by such party in a written notice to each other party. All notices will be effective on receipt.

         Section 10.05 SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.06 SEPARATE COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

         Section 10.07 SUCCESSORS AND ASSIGNS.

         All covenants and agreements contained herein are binding upon, and inure to the benefit of, the Owner Trustee and its successors and the Certificateholders and their successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholders will bind the successors and assigns of the Certificateholders.

         Section 10.08 NONPETITION.

         Notwithstanding any prior termination of the legal existence of the Issuer or this Agreement, the Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder (including the Transferor) by accepting a Certificate, and the Indenture Trustee and the Noteholders (and Series Enhancers), by accepting the benefits hereof, hereby covenants, with respect to the Issuer or the Transferor, not to acquiesce, petition or otherwise invoke or cause the Issuer or the Transferor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against or by the Issuer or the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor; provided, however, that this
Section is not intended to preclude any remedy described in Article V of the Indenture.

         Section 10.09 NO RECOURSE.

         Each Certificateholder, by accepting the Certificates, acknowledges that the Certificates do not represent interests in or obligations of the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

         Section 10.10 HEADINGS.

         The headings of the various Articles and Sections herein are for convenience of reference only and are not intended to define or limit any of the terms or provisions hereof.

         Section 10.11 GOVERNING LAW.

         THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.12 TRANSFEROR PAYMENT OBLIGATION.

         The Transferor is responsible for payment of the Administrator's fees under the Administration Agreement and will reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

         Section 10.13 ACCEPTANCE OF TERMS OF AGREEMENT.

         THE RECEIPT AND ACCEPTANCE OF THE CERTIFICATE[S] BY THE TRANSFEROR, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE TRANSFEROR OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND CONSTITUTE

THE AGREEMENT OF THE ISSUER THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT ARE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER AND THE TRANSFEROR.

         Section 10.14 INTEGRATION OF DOCUMENTS.

         This Agreement constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the Transferor and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

                                   NISSAN WHOLESALE RECEIVABLE
                                   CORPORATION II, as Transferor

                                   By: /s/ Joji Tagawa
                                       ---------------
                                       Name: Joji Tagawa
                                       Title: Treasurer

                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity, but solely as Owner Trustee

                                   By: /s/ Anita E. Dallago
                                       --------------------
                                       Name: Anita E. Dallago
                                       Title: Senior Financial Services Officer

                                                                       Exhibit A

                               FORM OF CERTIFICATE

                        No. R-__ Percentage Interest ___%

                      NISSAN MASTER OWNER TRUST RECEIVABLES
                                   CERTIFICATE

         Evidencing an interest in a trust, the corpus of which consists primarily of an interest in receivables arising from time to time in connection with dealer floorplan financing accounts transferred by Nissan Wholesale Receivables Corporation II, a Delaware corporation, as Transferor (the "Transferor").

         (Not an interest in or obligation of the Transferor or any affiliate thereof)

         This certifies that [_________________] is the registered owner of an undivided beneficial ownership interest in Nissan Master Owner Trust Receivables (the "Issuer") subject to the lien of the Noteholders pursuant to the Indenture, dated as of ______, 2003 (as amended and supplemented, the "Indenture"), between the Issuer and JPMorgan Chase Bank, as Indenture Trustee, and not allocated to the interest of any Holder of a Supplemental Certificate pursuant to the Trust Agreement, dated as of ______, 2003 (as amended and supplemented, the "Trust Agreement"), between the Transferor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The corpus of the Issuer consists of (a) a portfolio of certain receivables (the "Receivables") arising from time to time in connection with dealer floorplan financing accounts identified under the Transfer and Servicing Agreement, dated as of ______, 2003 (as amended and supplemented, the "Transfer and Servicing Agreement"), among the Transferor, Nissan Motor Acceptance Corporation, as servicer (the "Servicer"), and the Issuer from time to time (the "Accounts"), (b) certain Receivables generated under the Accounts from time to time thereafter, (c) certain funds collected or to be collected from obligors in respect of the Receivables, (d) all funds which are from time to time on deposit in the Collection Account, the Excess Funding Account and in the Series Accounts, (e) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Notes and (f) all other assets and interests constituting the Issuer. Although a summary of certain provisions of the Transfer and Servicing Agreement, the Trust Agreement and the Indenture (collectively, the "Agreements") is set forth below, this Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee at its Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

         This Certificate represents the Transferor Interest in the assets of the Issuer, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Indenture and the related Indenture Supplements. The aggregate interest represented by this Certificate at any time in the Receivables in the Issuer may not exceed the Transferor Interest at such time. In addition to the Certificate, (a) Notes will be issued to investors pursuant to the Indenture and the related Indenture Supplements, which will represent obligations of the Issuer, and (b) Supplemental Certificates may be issued pursuant to the Trust Agreement, which will represent that portion of the Transferor Interest not allocated to the holder of this Certificate. Each holder of this Certificate acknowledges and agrees that its right to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders under, and to the extent provided in, the Indenture and the related Indenture Supplements.

         The holder of this Certificate acknowledges and agrees that certain distributions made pursuant to Section 5.08 of the Transfer and Servicing Agreement to the Certificateholders may be made in Japanese yen in the event the Issuer enters into a currency Swap Agreement as contemplated by Section 5.08 of the Transfer and Servicing Agreement. If any such election is made, an amendment to the Transfer and Servicing Agreement must be executed pursuant to Section
8.01 of the Transfer and Servicing Agreement subject to the approvals of such parties as are set forth in Section 5.08 of the Transfer and Servicing Agreement, and a supplemental indenture must be executed pursuant to and subject to the approvals of such parties as are set forth in Section 10.02 of the Indenture. In connection with the execution of any such Swap Agreement, the Certificateholders must provide alternative appropriate payment instructions to the Owner Trustee and the Indenture Trustee for the receipt of any payment in Japanese yen.

         Unless otherwise specified in an Indenture Supplement with respect to a particular Series, the Transferor has entered into the Transfer and Servicing Agreements, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series be characterized as indebtedness secured by the Receivables and (b) the Issuer will not be treated as an association taxable as a corporation. The Transferor, by entering into the Transfer and Servicing Agreement, and each holder of this Certificate by the acceptance of this Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness.

         It is the intent of the Transferor, Owner Trustee and each Certificateholder that, for purposes of United States federal, state and local income tax, any state single business tax and any other income taxes, the Issuer will be treated as a division or branch of the Person holding the beneficial ownership interests in the Issuer for any period during which the beneficial interests of the Issuer are held by one Person, and will be treated as a partnership (and not as an association or publicly traded partnership taxable as a corporation), and Certificateholders will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Issuer are held by more than one Person. For any such period during which the beneficial ownership interests in the Issuer are held by more than one Person, each Certificateholder, by acceptance of a Certificate or any beneficial interest therein, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates as partnership interests in the Issuer for tax purposes.

         Subject to certain conditions and exceptions specified in the Agreements, the obligations created by the Agreements and the Issuer created thereby will terminate upon the earlier of (a)

[______ __, 20__] and (b) the day following the day on which the right of all Series of Notes to receive payments from the Issuer has terminated (the "Trust Termination Date").

         Each Certificateholder, by its acceptance of a Certificate or any beneficial interest in a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Transferor or the Issuer, or join in any institution against the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States, federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Transaction Documents.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Certificate will not be entitled to any benefit under the Agreement or be valid for any purpose.

         THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE TRANSFEROR, THE OWNER TRUSTEE, THE SERVICER, THE ADMINISTRATOR, NMAC, NWRC II OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR OTHERWISE DISPOSED OF TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT.

         IN WITNESS WHEREOF, the Owner Trustee, not in its individual capacity but solely as Owner Trustee, has caused this Certificate to be duly executed by its duly authorized officer.

                                 Dated: ____________

                                 NISSAN MASTER OWNER TRUST RECEIVABLES

                                 By: WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but solely
                                 as Owner Trustee

                                 By_____________________________________________
                                   Authorized Signatory

                                 Certificate of Authentication

                                 This is the Certificate described in the within mentioned Trust Agreement.

                                 WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but solely as Owner Trustee

                                 By_____________________________________________
                                   Authorized Signatory